Exhibit 4.3

Execution Version

DEVON ENERGY CORPORATION

To

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION,

as Trustee

Supplemental Indenture No. 2

Dated as of August 28, 2024

To

Indenture

Dated as of August 28, 2024

$1,000,000,000 5.750% Senior Notes due 2054

SUPPLEMENTAL INDENTURE NO. 2, dated as of August 28, 2024 (this “Supplemental Indenture”), between DEVON ENERGY CORPORATION, a corporation duly organized and existing under the laws of the State of Delaware (herein called the “Company”), and U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States, as Trustee (herein called the “Trustee”).

RECITALS OF THE COMPANY

The Company has heretofore delivered to the Trustee an Indenture, dated as of August 28, 2024 (the “Senior Indenture”), providing for the issuance from time to time of Debt Securities of the Company.

Section 3.01 of the Senior Indenture provides that various matters with respect to any series of Debt Securities issued under the Senior Indenture may be established in an indenture supplemental to the Senior Indenture.

Section 12.01(f) of the Senior Indenture provides for the Company and the Trustee to enter into an indenture supplemental to the Senior Indenture to establish the form or terms of Debt Securities of any series as contemplated by Sections 2.01 and 3.01 of the Senior Indenture.

All the conditions and requirements necessary to make this Supplemental Indenture, when duly executed and delivered, a valid and legally binding agreement in accordance with its terms and for the purposes herein expressed, have been performed and fulfilled.

NOW, THEREFORE, THIS SUPPLEMENTAL INDENTURE WITNESSETH:

For and in consideration of the premises and the purchase of the series of Debt Securities provided for herein by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the series of Debt Securities provided for herein, as follows:

ARTICLE I

RELATION TO SENIOR INDENTURE; DEFINITIONS; RULES OF CONSTRUCTION

SECTION 1.1 RELATION TO SENIOR INDENTURE. This Supplemental Indenture constitutes an integral part of the Senior Indenture.

SECTION 1.2 DEFINITIONS. The following definitions applicable to the series of Debt Securities provided for herein shall be in addition to those indicated in Section 1.01 of the Senior Indenture:

“Grayson Mill Acquisition” means the acquisition by the Purchaser of all the issued and outstanding securities of the Subject Companies from Sellers pursuant to the Purchase Agreement.

“Interest Payment Date” shall have the meaning set forth in Section 2.4(a) of this Supplemental Indenture.

“Notes” shall have the meaning set forth in Section 2.1 of this Supplemental Indenture.

“Par Call Date” means March 15, 2054 (six months prior to the Stated Maturity of the Notes).

“Purchase Agreement” means that certain securities purchase agreement, dated as of July 8, 2024, by and among the Company, WPX Energy Williston, LLC, a Delaware limited liability company and a wholly owned subsidiary of the Company (“Purchaser”), Grayson Mill Holdings II, LLC, a Delaware limited liability company (“GM II Seller”), Grayson Mill Holdings III, LLC, a Delaware limited liability company (together with GM II Seller, “Sellers”), Grayson Mill Intermediate HoldCo II, LLC, a Delaware limited liability company (“GM II Subject Company”) and Grayson Mill Intermediate HoldCo III, LLC, a Delaware limited liability company (together with GM II Subject Company, the “Subject Companies”).

“Regular Record Date” shall have the meaning set forth in Section 2.4(a) of this Supplemental Indenture.

“Special Mandatory Redemption Date” means the fifteenth Business Day following the earlier to occur of (i) the Special Mandatory Redemption Deadline and (ii) the date, if any, that the Purchase Agreement is terminated.

“Special Mandatory Redemption Deadline” means the later of (i) the date that is five (5) Business Days after April 8, 2025 and (ii) the date that is five (5) Business Days after such date to which the Company may agree to extend the outside date under the Purchase Agreement, any such extension to be set forth in an Officer’s Certificate delivered to the Trustee prior to the close of business on the date that is five (5) Business Days after April 8, 2025 or such other extended outside date as shall then be applicable, if and only if the Grayson Mill Acquisition has not been completed on or before such date.

“Special Mandatory Redemption Notice” means a notice to Holders of the Notes that such Notes shall be redeemed and specifying the Special Mandatory Redemption Date and such other information as required, to the extent applicable, by Section 1.06 of the Senior Indenture.

“Special Mandatory Redemption Price” shall have the meaning set forth in Section 2.6(a) of this Supplemental Indenture.

“Treasury Rate” means, with respect to any Redemption Date, the yield determined by the Company in accordance with the following two paragraphs.

The Treasury Rate shall be determined by the Company after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third Business Day preceding the Redemption Date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily)—H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities–Treasury constant maturities–Nominal” (or any successor caption or heading) (“H.15 TCM”). In determining the Treasury Rate, the Company shall select, as applicable: (1) the yield for the Treasury constant maturity on H.15 exactly equal to the period from the Redemption Date to the Par Call Date (the “Remaining Life”); or (2) if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields – one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life – and shall interpolate to the Par Call Date on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or (3) if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life. For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the Redemption Date.

If on the third Business Day preceding the Redemption Date H.15 TCM is no longer published, the Company shall calculate the Treasury Rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second Business Day preceding the Redemption Date of the United States Treasury security maturing on, or with a Maturity that is closest to, the Par Call Date, as applicable. If there is no United States Treasury security maturing on the Par Call Date, but there are two or more United States Treasury securities with a maturity date equally distant from the Par Call Date, one with a maturity date preceding the Par Call Date, and one with a maturity date following the Par Call Date, the Company shall select the United States Treasury security with a maturity date preceding the Par Call Date. If there are two or more United States Treasury securities maturing on the Par Call Date, or two or more United States Treasury securities meeting the criteria of the preceding sentence, the Company shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time. In determining the Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of the principal amount) at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places.

SECTION 1.3 RULES OF CONSTRUCTION. For all purposes of this Supplemental Indenture, except as otherwise expressly provided for or unless the context otherwise requires:

(a) capitalized terms used but not defined herein shall have the respective meanings assigned to them in the Senior Indenture; and

(b) all references herein to Articles and Sections, unless otherwise specified, refer to the corresponding Articles and Sections of this Supplemental Indenture.

ARTICLE II

THE SERIES OF NOTES

SECTION 2.1 TITLE OF THE DEBT SECURITIES; DENOMINATIONS. There is hereby created under the Senior Indenture a series of Debt Securities designated 5.750% Senior Notes due 2054 (the “Notes”). The Notes shall be issued in minimum denominations of $2,000 and integral multiples of $1,000 in excess of $2,000.

SECTION 2.2 LIMITATIONS ON AGGREGATE PRINCIPAL AMOUNT. The aggregate principal amount of the Notes shall be initially limited to $1,000,000,000, subject to the Company’s right to increase such limit following the original issuance of the Notes upon delivery to the Trustee of a Company Order specifying any higher limit. Except as provided in this Section, the Company shall not execute and the Trustee shall not authenticate or deliver the Notes in excess of such aggregate principal amounts.

Nothing contained in this Section 2.2 or elsewhere in this Supplemental Indenture, or in the Notes, is intended to or shall limit execution by the Company or authentication or delivery by the Trustee of the Notes under the circumstances contemplated in Sections 3.04, 3.05, 3.06, 4.06 and 12.05 of the Senior Indenture.

SECTION 2.3 MATURITY DATE. The Notes will mature on September 15, 2054.

SECTION 2.4 INTEREST AND INTEREST RATE.

(a) The Notes will bear interest at a rate of 5.750% per annum from August 28, 2024 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, payable semiannually in arrears on March 15 and September 15 of each year, commencing March 15, 2025 (each an “Interest Payment Date”), to the Person in whose name such Note is registered at the close of business on the March 1 or September 1 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date (each, a “Regular Record Date”).

(b) Interest on the Notes will be computed on the basis of a 360-day year consisting of twelve 30-day months. The interest so payable on any Note which is not punctually paid or duly provided for on any Interest Payment Date shall forthwith cease to be payable to the Person in whose name such Note is registered on the relevant Regular Record Date, and such defaulted interest shall instead be payable to the Person in whose name such Note is registered on the Special Record Date or other specified date determined in accordance with Section 3.07 of the Senior Indenture.

SECTION 2.5 OPTIONAL REDEMPTION.

(a) The Notes shall be redeemable before their Stated Maturity in accordance with this Section 2.5 and otherwise in accordance with the provisions of Article IV of the Senior Indenture. In the event of any conflict between this Section 2.5 (including the definitions of terms used herein) and Article IV of the Senior Indenture (including the definitions of terms used therein), this Section 2.5 shall control.

(b) The Notes may be redeemed at any time at the option of the Company as set forth in the form of Note attached as Exhibit A hereto.

SECTION 2.6 SPECIAL MANDATORY REDEMPTION

(a) If, for any reason, (x) the Grayson Mill Acquisition is not completed by the parties to the Purchase Agreement on or before the Special Mandatory Redemption Deadline, or (y) the Purchase Agreement is terminated prior to the Special Mandatory Redemption Deadline, then the Company shall redeem the Notes on the Special Mandatory Redemption Date at a special mandatory redemption price equal to 101% of the principal amount of the Notes then Outstanding to be redeemed, plus accrued and unpaid interest from and including the date of initial issuance, or the most recent date to which interest has been paid, whichever is later, to but not including the Special Mandatory Redemption Date (the “Special Mandatory Redemption Price”).

(b) Section 4.04 of the Senior Indenture shall not apply in connection with a Special Mandatory Redemption pursuant to this Section 2.6. The Special Mandatory Redemption Notice shall be mailed or electronically delivered according to the procedures of The Depository Trust Company, with a copy to the Trustee, promptly, and in any event not more than five (5) Business Days, after the occurrence of the event triggering such special mandatory redemption to each Holder at such Holder’s registered address. At the Company’s request, the Special Mandatory Redemption Notice may be given by the Trustee in the name and at the expense of the Company; provided that the Company shall have delivered to the Trustee, at least two Business Days before the Special Mandatory Redemption Notice is required to be mailed or electronically delivered to Holders pursuant to this Section 2.6 (unless a shorter notice shall be agreed to by the Trustee), an Officer’s Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such Special Mandatory Redemption Notice.

(c) If funds sufficient to pay the Special Mandatory Redemption Price of all of the Notes to be redeemed on the Special Mandatory Redemption Date are deposited with a Paying Agent or the Trustee on or before such Special Mandatory Redemption Date, then on and after such Special Mandatory Redemption Date, the Notes shall cease to bear interest and, other than the right to receive the Special Mandatory Redemption Price, all rights under such Notes shall terminate.

(d) Notwithstanding anything to the contrary, the Purchase Agreement may be amended and the form of the Grayson Mill Acquisition may be modified at any time, in each case, without the consent of any Holder of the Notes.

SECTION 2.7 PLACES OF PAYMENT. The Places of Payment where the Notes may be presented or surrendered for payment, where the Notes may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company in respect of the Notes and the Senior Indenture may be served shall be at the Corporate Trust Office of the Trustee initially located at 13737 Noel Road, 8th Floor, Dallas, TX 75240.

SECTION 2.8 METHOD OF PAYMENT. Payment of the principal of, premium, if any, and interest on Notes in definitive form will be made at the office or agency of the Company maintained for that purpose in Dallas, Texas (which shall initially be an office or agency of the Trustee), in such coin or currency of the United States as at the time of payment is legal tender for payment of public and private debts; PROVIDED, HOWEVER, that at the option of the Company, payments of interest on the Notes may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Debt Security Register. Payment of the principal of, premium, if any, and interest on Notes represented by a Global Security shall be made in immediately available funds to the Depositary or its nominee, as the case may be, as the Holder of such Global Security.

SECTION 2.9 CURRENCY. Principal, premium, if any, and interest on the Notes shall be payable in Dollars.

SECTION 2.10 REGISTERED SECURITIES; GLOBAL FORM. The Notes shall be issuable and transferable in fully registered form, without coupons. The Notes shall each be issued in the form of one or more permanent Global Securities. The Depositary for the Notes shall be The Depository Trust Company. The Notes shall not be issuable in definitive form except as provided in Section 2.03 of the Senior Indenture.

SECTION 2.11 FORM OF NOTES. The Notes shall be substantially in the form attached as Exhibit A hereto.

SECTION 2.12 REGISTRAR AND PAYING AGENT. The Trustee shall initially serve as Debt Security Registrar and Paying Agent for the Notes.

SECTION 2.13 EVENTS OF DEFAULT. In addition to the Events of Default specified in Section 8.01 of the Senior Indenture, the following shall constitute an Event of Default with respect to the Notes: any default by the Company in the payment of any principal of any Funded Debt of the Company outstanding in an aggregate principal amount in excess of $100,000,000 at the final Stated Maturity thereof or the occurrence of any other default thereunder, the effect of which default is to cause such Funded Debt to become, or to be declared, due prior to its final Stated Maturity if (A) such default in payment is not cured, by payment or otherwise, within 60 days after there has been given, by registered or certified mail, to the Company by the Trustee, or to the Company and the Trustee by the Holders of at least 25% in principal amount of the outstanding Notes, a written notice specifying such default and requiring it to be remedied and stating that such notice is a “Notice of Default” under the Senior Indenture (each, a “Notice of Default”), and the receipt by the Company of such Notice of Default or (B) the acceleration is not rescinded or annulled or the default that caused the acceleration is not cured within 60 days after the receipt by the Company of such Notice of Default.

ARTICLE III

MISCELLANEOUS PROVISIONS

SECTION 3.1 RATIFICATION AND INCORPORATION OF SENIOR INDENTURE. Except as expressly modified or amended hereby, the Senior Indenture continues in full force and effect and is in all respects ratified, confirmed and preserved. The Senior Indenture and this Supplemental Indenture shall be read, taken and construed as one and the same instrument.

SECTION 3.2 GOVERNING LAW; WAIVER OF JURY TRIAL. This Supplemental Indenture and each Note shall be governed by and construed in accordance with the laws of the State of New York. This Supplemental Indenture is subject to the provisions of the Trust Indenture Act of 1939, as amended and shall, to the extent applicable, be governed by such provisions. If and to the extent that any provision of this Supplemental Indenture limits, qualifies or conflicts with the duties imposed by, or another provision included in this Supplemental Indenture which is required to be included in this Supplemental Indenture by any of the provisions of Sections 310 to 318, inclusive, of the Trust Indenture Act, such imposed duties or incorporated provision shall control.

EACH PARTY HERETO, AND EACH HOLDER OF THE NOTES BY ACCEPTANCE THEREOF, HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS SUPPLEMENTAL INDENTURE.

SECTION 3.3 COUNTERPARTS. This Supplemental Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

SECTION 3.4 RECITALS. The recitals contained herein shall be taken as statements of the Company, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Supplemental Indenture.

[signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed by their respective officers hereunto duly authorized, all as of the day and year first written above.

DEVON ENERGY CORPORATION

By:	/s/ Joe Pullampally
Name:	Joe Pullampally
Title:	Vice President, Corporate Finance and Treasurer

U.S. Bank Trust Company, National Association, Trustee

By:	/s/ Michael Herberger
Name:	Michael Herberger
Title:	Vice President

[Signature Page to Supplemental Indenture No. 2]

Exhibit A to

Supplement Indenture No. 2.

UNLESS THIS SECURITY IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (“DTC”), 55 WATER STREET, NEW YORK, NEW YORK TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND SUCH SECURITY ISSUED IS REGISTERED IN THE NAME OF CEDE & CO., OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC, ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL, SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

UNLESS AND UNTIL THIS SECURITY IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN CERTIFICATED FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY DTC TO A NOMINEE THEREOF OR BY A NOMINEE THEREOF TO DTC OR ANOTHER NOMINEE OF DTC OR BY DTC OR ANY SUCH NOMINEE TO A SUCCESSOR OF DTC OR A NOMINEE OF SUCH SUCCESSOR.

DEVON ENERGY CORPORATION

5.750% Senior Notes due 2054

Registered No.	PRINCIPAL AMOUNT
CUSIP NO. 25179M BH5	$______________

DEVON ENERGY CORPORATION, a Delaware corporation (herein referred to as the “Company,” which term includes any successor entity under the Indenture referred to on the reverse hereof), for value received, hereby promises to pay to _____________, or registered assigns, upon presentation, the principal sum of $ ___________ or such greater or lesser amount as may be indicated on the attached Schedule of Increases or Decreases in Principal Amount of Securities on September 15, 2054 (the “Stated Maturity Date”) and to pay interest thereon from August 28, 2024 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semiannually in arrears on March 15 and September 15 of each year (each, an “Interest Payment Date”), commencing March 15, 2025, at the rate of 5.750% per annum, until the principal hereof is paid or duly provided for. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Holder in whose name this Debt Security (or one or more Predecessor Debt Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the March 1 and September 1 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date at the office or agency of the Company maintained for such purpose; PROVIDED, HOWEVER, that such interest may be paid, at the Company’s option, by mailing a check to such Holder at its registered address; PROVIDED, FURTHER, that if this Debt Security is a Global Security, such interest shall be paid in immediately available funds to the Depositary or its nominee, as the case may be, as the Holder of this Debt Security. Any such interest not so punctually paid or duly provided for shall forthwith cease to be payable to the Holder on such Regular Record Date, and may be paid to the Holder in whose name this Debt Security (or one or more Predecessor Debt Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Company, notice whereof shall be given to Holders of Debt Securities of this series not less than 10 days prior to such Special Record Date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Debt Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture. Interest will be computed on the basis of a 360-day year consisting of twelve 30-day months.

The principal of this Debt Security payable on the Stated Maturity Date or the principal of, premium, if any, and, if the Redemption Date is not an Interest Payment Date, interest on this Debt Security payable on the Redemption Date will be paid against presentation of this Debt Security at the office or agency of the Company maintained for that purpose in New York, New York in such coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

Interest payable on this Debt Security on any Interest Payment Date and on the Stated Maturity Date or Redemption Date, as the case may be, will include interest accrued from and including the next preceding Interest Payment Date in respect of which interest has been paid or duly provided for (or from and including August 28, 2024, if no interest has been paid on this Debt Security) to but excluding such Interest Payment Date or the Stated Maturity Date or Redemption Date, as the case may be. If any Interest Payment Date or the Stated Maturity Date or Redemption Date falls on a day that is not a Business Day, principal, premium, if any, and/or interest payable with respect to such Interest Payment Date or Stated Maturity Date or Redemption Date, as the case may be, will be paid on the next succeeding Business Day with the same force and effect as if it were paid on the date such payment was due, and no interest shall accrue on the amount so payable for the period from and after such Interest Payment Date or Stated Maturity Date or Redemption Date, as the case may be.

All payments of principal, premium, if any, and interest in respect of this Debt Security will be made by the Company in immediately available funds.

Reference is hereby made to the further provisions of this Debt Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the Certificate of Authentication hereon has been executed by the Trustee by manual signature of one of its authorized signatories, this Debt Security shall not be entitled to any benefit under the Indenture, or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Company has caused this instrument to be executed by one of its duly authorized officers.

Dated:     , 2024

DEVON ENERGY CORPORATION

By:
Name:
Title:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION:

This is one of the Debt Securities of the series designated therein referred to in the within-mentioned Indenture.

Dated:     , 2024

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, as Trustee

By:
Name:
Title:

[Reverse of Security]

DEVON ENERGY CORPORATION

This Debt Security is one of a duly authorized issue of securities of the Company (herein called the “Debt Securities”), issued and to be issued in one or more series under an Indenture, dated as of August 28, 2024, as supplemented by Supplemental Indenture No. 2 (herein called the “Supplemental Indenture”), dated as of August 28, 2024 (as so supplemented, herein called the “Indenture”), between the Company and U.S. Bank Trust Company, National Association, as Trustee (herein called the “Trustee,” which term includes any successor trustee under the Indenture with respect to the series of which this Debt Security is a part), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Debt Securities, and of the terms upon which the Debt Securities are, and are to be, authenticated and delivered. This Debt Security is one of the duly authorized series of Debt Securities designated on the face hereof, and the aggregate principal amount of the Debt Securities to be issued under such series is initially limited to $1,000,000,000, subject to the Company’s right to increase such limit as provided in the Indenture (except for Debt Securities authenticated and delivered upon transfer of, or in exchange for, or in lieu of other Debt Securities). All terms used in this Debt Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

If an Event of Default, as defined in the Indenture, with respect to the Debt Securities of this series, shall occur and be continuing, the principal amount of the Debt Securities of this series and interest accrued thereon may be declared due and payable in the manner and with the effect provided in the Indenture.

Prior to March 15, 2054 (six months prior to the Stated Maturity Date, the “Par Call Date”), the Company may redeem this Debt Security at the Company’s option, in whole or in part, at any time and from time to time, at a Redemption Price (expressed as a percentage of the principal amount and rounded to three decimal places) equal to the greater of (1) the sum of the present values of the remaining scheduled payments of principal and interest hereon discounted to the Redemption Date (assuming, for this purpose, that this Debt Security matures on the Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 25 basis points, less interest accrued to the Redemption Date and (2) 100% of the principal amount of this Debt Security to be redeemed, plus, in each case, accrued and unpaid interest hereon to, but not including, the Redemption Date. On or after the Par Call Date, the Company may redeem this Debt Security, in whole or in part, any time and from time to time, at a Redemption Price equal to 100% of the principal amount of this Debt Security being redeemed, plus accrued and unpaid interest hereon to, but not including, the Redemption Date. The Company’s actions and determinations in determining the Redemption Price shall be conclusive and binding for all purposes, absent manifest error.

This Debt Security shall be subject to special mandatory redemption as described in Section 2.6 of the Supplemental Indenture.

Notice of redemption will be mailed or electronically delivered (or otherwise transmitted in accordance with the Depositary’s procedures) at least 10 days but not more than 60 days before the Redemption Date to each Holder of this Debt Security to be redeemed, all as provided in the Indenture.

This Debt Security may be redeemed in part only in multiples of $2,000 or any integral multiples of $1,000 in excess of $2,000. In the event of redemption of this Debt Security in part only, a new Debt Security or Debt Securities for the unredeemed portion hereof shall be issued in the name of the Holder hereof upon the cancellation hereof.

The Indenture permits, with certain exceptions as provided therein, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Debt Securities under the Indenture at any time by the Company and the Trustee with the consent of the Holders of not less than a majority of the aggregate principal amount of all Debt Securities issued under the Indenture at the time Outstanding and directly affected thereby. The Indenture also contains provisions permitting the Holders of not less than a majority of the aggregate principal amount of the Outstanding Debt Securities, on behalf of the Holders of all such securities, to waive compliance by the Company with certain provisions of the Indenture. Furthermore, provisions in the Indenture permit the Holders of not less than a majority of the aggregate principal amount, in certain instances, of the Outstanding Debt Securities of any series to waive, on behalf of all of the Holders of Debt Securities of such series, certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Debt Security shall be conclusive and binding upon such Holder and upon all future Holders of this Debt Security and other Debt Securities issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Debt Security.

No reference herein to the Indenture and no provision of this Debt Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, premium, if any, and interest on this Debt Security at the times, places and rate, and in the coin or currency, herein prescribed.

As provided in the Indenture and subject to certain limitations therein and herein set forth, the transfer of this Debt Security is registrable in the Debt Security Register of the Company upon surrender of this Debt Security for registration of transfer at the office or agency of the Company in any place where the principal of, premium, if any, and interest on this Debt Security are payable, duly endorsed by, or accompanied by a written instrument of transfer, in form satisfactory to the Company and the Debt Security Registrar, duly executed by the Holder hereof or by his attorney duly authorized in writing, and thereupon one or more new Debt Securities, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

As provided in the Indenture and subject to certain limitations therein and herein set forth, this Debt Security is exchangeable for a like aggregate principal amount of Debt Securities of different authorized denominations but otherwise having the same terms and conditions, as requested by the Holder hereof surrendering the same.

The Debt Securities of this series are issuable only in registered form without coupons in minimum denominations of $2,000 and any integral multiples of $1,000 in excess of $2,000.

No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to due presentment of this Debt Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Debt Security is registered as the owner hereof for all purposes, whether or not this Debt Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

No recourse shall be had for the payment of the principal of or premium, if any, or the interest on this Debt Security, or for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture or any indenture supplemental thereto, against any past, present or future stockholder, employee, officer or director, as such, of the Company or of any successor, either directly or through the Company or any successor, whether by virtue of any constitution, statute or rule of law or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

The Indenture and the Debt Securities shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed entirely in such State.

Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused “CUSIP” numbers to be printed on the Debt Securities of this series as a convenience to the Holders of such Debt Securities. No representation is made as to the correctness or accuracy of such CUSIP numbers as printed on the Debt Securities, and reliance may be placed only on the other identification numbers printed hereon.

ASSIGNMENT FORM

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

(Please Print or Type Name and Address Including Zip Code of Assignee)

the within Debt Security of Devon Energy Corporation and hereby does irrevocably constitute and appoint ___________ Attorney to transfer said security on the books of the within-named Corporation with full power of substitution in the premises.

(Please Insert Social Security or Other Identifying Number of Assignee)

Dated:

SIGNATURE OF GUARANTEE

Signature(s) must be guaranteed by an eligible Guarantor Institution (banks, stock brokers, savings and loan associations and credit unions) with membership in an approved signature guarantee medallion program pursuant to Securities and Exchange Commission Rule 17Ad-15.

Signature Guarantee

SCHEDULE OF INCREASES OR DECREASES IN THE PRINCIPAL AMOUNT OF SECURITIES

The original principal amount of this Debt Security is     . The following increases or decreases in the principal amount of this Debt Security have been made:

Date of increase or decrease	Amount of decrease in principal amount of this Debt Security	Amount of increase in principal amount of this Debt Security	Principal amount of this Debt Security following such decrease (or increase)	Signature of authorized signatory of Trustee or Depositary